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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of The Learning Company, Inc. on Form S-8 of our report dated October 10, 1998 which report is included in Amendment No. 1 to Current Report on Form 8-K/A, on our audits of the supplemental consolidated financial statements and financial statement schedule of valuation and qualifying accounts of The Learning Company, Inc. as of January 3, 1998 and January 4, 1997 and for each of the three fiscal years in the period ended January 3, 1998. We also consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-62171) of our report dated February 9, 1998 (except as to Note 12 which is as of March 6, 1998), on our audits of the consolidated financial statements and financial statement schedule of valuation and qualifying accounts of The Learning Company, Inc. as of January 3, 1998 and January 4, 1997 and for each of the three fiscal years in the period ended January 3, 1998, which report is included in the Company's Annual Report on Form 10-K/A for the fiscal year ended January 3, 1998.


                                        /s/ PricewaterhouseCoopers LLP
                                        ---------------------------------
                                        PricewaterhouseCoopers LLP

Boston, Massachusetts
November 6, 1998